Exhibit 10.14

PRIVATE & CONFIDENTIAL	Relationship Manager: Le’schane Yong
Contact No: 6783 8084
28 Oct 2022

PREMIUM CATERING PRIVATE LTD.

6 Woodlands Walk

Singapore 738398

Attn: Mr Gao Lianquan / Ms Seven Cheong

Dear Sirs

BANKING FACILITY(IES)

We are pleased to offer you the banking facility(ies) described below (the “Facility(ies)”) upon the terms and conditions set out in this facility letter and subject to us receiving satisfactory results of all customer due diligence checks and credit checks (including but not limited to checks with any credit bureau) conducted by us on you, your directors, your shareholders, your authorized signatories, any guarantor, any security provider and such other relevant persons required by us.

1.1	FACILITY(IES)

(a)	UNCOMMITTED FACILITIES	LIMITS (S$)

(i)	Enterprise Financing Scheme (“EFS”) Trade Loan	800,000/-[1]

Inventory / Stock Financing Facility I (“ISF Facility I”)

(Proj 712)

Trade Facilities comprising:-

Sight/Usance/Local Letters of Credit (“LC”),

Import Financing (Trust Receipts (“TR”), Bills

Receivable Purchase (“BRP”)), Shipping Guarantees

(“SG”), Air Waybill Guarantees (“AWG”) and

Bill /Invoice/Accounts Receivable Discounting with

recourse Facility I (“BIARD Facility I”) (Proj 712)

Export Bills Purchase (“EBP”),

Export Bills Under Letter of Credit (with discrepancies)

(“EBLC(D)”)

2.1	PRICING AND TERMS

Unless otherwise provided herein, any commission(s) on the Facility(ies) will be charged at our standard rate prevailing from time to time. The commission is payable in one lump sum in advance on or before the date of issue of the relevant instrument and shall be non-refundable once paid.

1 We will notify in the event the final facility limit granted/approved by Enterprise Singapore is lower than the amount stated above.

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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PREMIUM CATERING PRIVATE LTD.

BANKING FACILITY(IES)

28 OCT 2022

EFS Trade Loan

ISF Facility I

LC

Financing Quantum: Subject to facility limit, up to 100% of the purchase price (including cost of goods, freight charges, insurance and import duties)

Tenor: At sight or up to 150 days

Disbursement: Directly to your vendor(s) and supplier(s)

TR, BRP	Financing Quantum: Subject to facility limit, up to 100% of the purchase price (including cost of goods, freight charges, insurance and import duties) Interest:

●	Our prevailing Prime rate plus 2.25% per annum (for S$ denominated bills)
●	Our prevailing Cost of Funds plus 3.00% per annum (for foreign currency denominated bills)

Maximum Tenor: 150 days inclusive of suppliers’ credit

SG, AWG	Financing Quantum: Subject to facility limit, up to 100% of the purchase price (including cost of goods, freight charges, insurance and import duties)

BIARD Facility I

EBP	Financing Quantum: Subject to facility limit, up to 100% of the invoice amount and restricted to buyers acceptable to us Interest:

●	Our prevailing Prime rate plus 2.25% per annum (for S$ denominated bills)
●	Our prevailing Cost of Funds plus 3.00% per annum (for foreign currency denominated bills)

Maximum Tenor: 150 days from the earliest invoice date/shipment date

EBLC(D)	Interest:

●	Our prevailing Prime rate plus 2.25% per annum (for S$ denominated facilities/transactions)
●	Our prevailing Cost of Funds plus 3.00% per annum (for foreign currency denominated facilities/transactions)

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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PREMIUM CATERING PRIVATE LTD.

BANKING FACILITY(IES)

28 OCT 2022

Conditions:

●	Subject always to our right of review, the EFS Trade Loan shall be first available for your utilisation for 12 months from the date of your acceptance of this facility letter, and may be extended or renewed by us at our sole and absolute discretion with the approval of Enterprise Singapore (where required) for such period or successive periods by our notification to you, provided that:

(a)	you submit the requisite documents and forms as we may require for such extension or renewal before expiry;
(b)	you continue to satisfy the eligibility criteria stipulated by Enterprise Singapore from time to time.

Any extension or renewal shall, unless otherwise stated, be on the same terms and conditions applicable to the EFS Trade Loan as contained in this letter.

●	You shall make payment under any issued instrument or utilised amount in accordance with the relevant terms and conditions but in any event, all amounts outstanding under the EFS Trade Loan shall be repaid in full on the earlier of (a) the due date of such amounts and (b) the period of 18 months from the date of your acceptance of this facility letter, as the case may be.

●	Each trade instrument shall be for such amount and period, on such terms and conditions and issued in favour of such party(ies) as we may, in our absolute discretion, approve and accept.

●	All applications for trade instruments must be made on relevant application and indemnity forms. The relevant project code must be stated on the top right hand corner of the application form(s) or in the remarks field of our IDEAL electronic banking platform.

●	Each trade instrument shall be issued/renewed/varied at our sole and absolute discretion with the approval of Enterprise Singapore subject to such terms and conditions, including, without limitation, the terms and conditions in our application and indemnity forms.

●	No related party transactions shall be allowed.

●	ISF Facility I and BIARD Facility I shall not be used to finance purchase from all related companies.

●	All proceeds from purchase of export bill(s) shall be utilised to settle any outstanding Import Financing (TR, BRP) under ISF Facility I.

●	All proceeds from negotiation of export letter(s) of credit shall be utilised to settle any outstanding Import Financing (TR, BRP) under ISF Facility I.

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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PREMIUM CATERING PRIVATE LTD.

BANKING FACILITY(IES)

28 OCT 2022

Annual Fee (for administrative purposes)	S$800/- (or such other amount as we may specify from time to time) is payable by you on the 15th of August each year and will be debited from your current account with us.

Trade Facility Processing Fee	S$9,000/- is payable by you upon your acceptance of this facility letter.

Insurance Premium	A non-refundable insurance premium (in S$) is payable in advance at the prevailing rates for the EFS Trade Loan upon your acceptance of this facility letter and each subsequent renewal (if any), of which you are required to pay part thereof as determined from time to time under the Enterprise Financing Scheme.

●	Our prevailing Prime rate is 4.25% per annum.

●	We shall be entitled to vary the interest rate /Discount Rate /commission (where applicable) from time to time by notification to you.

3.1	SECURITIES

The Facility(ies) together with all other moneys, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

●	Guarantee: The existing personal guarantee dated 21 Sep 2020 from Gao Lianquan (the “Guarantor”). In this connection, the Guarantor shall confirm his agreement to continue to stand as guarantor by signing and returning to us the confirmation in this facility letter.

4.1	CONDITIONS PRECEDENT

(a)	Unless otherwise determined by us, the Facility(ies) will be available for your utilisation only after we have received and found satisfactory:-

●	this facility letter duly accepted by your authorised signatories and the Guarantor;

●	certified true extract by a Director and Company Secretary of your board of directors’ resolutions or such other equivalent document(s) accepting this facility letter;

●	written confirmation of approval from the insurers / Enterprise Singapore (where applicable);

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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PREMIUM CATERING PRIVATE LTD.

BANKING FACILITY(IES)

28 OCT 2022

●	all legal and security documents duly executed together with notices of assignment, where required; and

●	insurance policies, cover notes and insurance premium receipts and such other documentation (whether legal, security or otherwise), confirmation of the fulfilment of such other requirements (including stamping, registration and other conditions precedent) as may be required by us.

(b)	Our obligation to advance any moneys or to incur any liabilities pursuant to this facility letter is subject to the further condition that on the date of the relevant drawdown notice and on each relevant drawdown or transaction date, there being no event or circumstances which could affect our decision or willingness to advance any moneys or to incur any liabilities pursuant to this facility letter.

5.1	OTHER CONDITIONS

●	EFS Trade Loan: In the event that the insurance coverage in respect of the EFS Trade Loan is reduced or withdrawn for any reason whatsoever or changes to the Enterprise Financing Scheme is imposed by Enterprise Singapore, we shall be entitled at our absolute discretion, and notwithstanding any other rights that we may have, to immediately reduce, cancel or change the terms applicable to the EFS Trade Loan.

You acknowledge and agree that notwithstanding the insurance coverage for the EFS Trade Loan, we shall have full recourse against you, your security provider(s) and any collateral provided for the full repayment of the Facility(ies) and all sums outstanding thereunder.

●	Right of Review: We reserve the right to review the Uncommitted Facilities from time to time. Upon such review, we will have the right at our sole discretion, notwithstanding any inconsistent provision in this facility letter or any other document, to immediately cancel, reduce or vary the Uncommitted Facilities and all further utilisation of the Uncommitted Facilities and/or to demand immediate repayment of all monies and liabilities owing to us under the Uncommitted Facilities (whether actual or contingent).

●	We will also have the right to demand payment from you of all monies that we are liable under all letters of credit issued under the Uncommitted Facilities, notwithstanding that the beneficiaries under the letters of credit have not made any claim on us and/or require you to procure the complete and unconditional release of all letters of credit issued by us.

●	You shall open and maintain at least one operating account with us for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the Facility(ies). You will:-

(a)	utilize the services provided by us in connection with such operating account(s) and conduct your banking transactions through us using such operating account(s); and

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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PREMIUM CATERING PRIVATE LTD.

BANKING FACILITY(IES)

28 OCT 2022

(b)	channel a proportionate amount of your cash management activities and banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, merchant collections, trade collections and export letters of credit), and the cash balances that come with it, to us.

The volume of your banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, merchant collections, trade collections, and export letters of credit) and cash management activities shall commensurate with the amount of the Facility(ies).

●	The Facility(ies) shall also be subject to such other terms and conditions customary for financing of this nature and legal documentation required by and acceptable to us.

6.1	STANDARD TERMS AND CONDITIONS

The enclosed Standard Terms And Conditions Governing Facilities And Transactions and all addendums / supplements thereto (“Standard Conditions”) shall apply to the Facility(ies). In the event of inconsistency, this facility letter shall prevail. Terms used in this facility letter shall have the meaning as defined in the Standard Conditions.

Should the above offer meet with your acceptance, please return the duplicate of this facility letter duly signed and all required documents to us. This offer shall lapse if it is not accepted within 14 days from the date of this letter unless otherwise extended by us. Upon your acceptance of this letter, we will conduct due diligence and credit checks on you, your directors, your shareholders, your authorized signatories, any guarantor, any security provider and such other relevant persons determined by us (including but not limited to checks with any credit bureau). Notwithstanding your acceptance of this letter, this offer shall automatically lapse if the results of any such due diligence checks and credit checks conducted by us are not satisfactory.

We are pleased to be of service to you.

Yours faithfully

HANNAH TAY

SENIOR VICE PRESIDENT

INSTITUTIONAL BANKING GROUP

DBS Bank Ltd	Tel : 1800 222 2200
SME Banking
Institutional Banking Group
2 Changi Business Park Crescent
#05-07
DBS Asia Hub Lobby B
Singapore 486029	www.dbs.com

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